Exhibit 99.1
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
TUESDAY, OCTOBER 24, 2006

Contacts:	Paris G. Reece III	Robert N. Martin	Alison Schuller
	Chief Financial Officer	Investor Relations	Corporate Communications
	(303) 804-7706	(720) 977-3431	(720) 977-3554
	greece@mdch.com	bob.martin@mdch.com	alison.schuller@mdch.com
M.D.C. HOLDINGS ANNOUNCES THIRD QUARTER EARNINGS;
REPORTS QUARTERLY HOME ORDERS AND QUARTER-END BACKLOG
•	Diluted earnings per share of $1.06 vs. $2.62 in 2005

•	Net income of $48.7 million, compared with $121.0 million in 2005

•	Pre-tax inventory impairments and project cost write-offs of $29.4 million

•	Total revenues of $1.08 billion; $1.17 billion in 2005

•	Closed 2,955 homes at an average selling price of $358,200

•	Financial services and other profits of $13.0 million vs. $9.6 million in 2005

•	Net orders for 2,120 homes valued at $678.1 million

•	Quarter-end backlog of 5,661 homes valued at $2.10 billion

•	Unrestricted cash and available borrowing capacity of $1.36 billion

•	Cash flow from operations of $70.9 million in 2006 third quarter
     DENVER, Tuesday, October 24, 2006 — M.D.C. Holdings, Inc. (NYSE/PCX: MDC) today announced net income for the quarter ended September 30, 2006 of $48.7 million, or $1.06 per diluted share, compared with net income of $121.0 million, or $2.62 per diluted share, for the same period in 2005. Total revenue for the third quarter reached $1.08 billion, compared with revenue of $1.17 billion for the same period in 2005. Operating results for the 2006 third quarter were impacted adversely by non-cash, pre-tax charges for inventory impairments and project cost write-offs of $19.9 million and $9.5 million, respectively.
     Net income for the nine months ended September 30, 2006 was $220.6 million, or $4.80 per diluted share, compared with net income of $308.2 million, or $6.70 per diluted share, for the same period in 2005. Total revenues for the nine months ended September 30, 2006 reached $3.46 billion, compared with $3.15 billion for the first nine months of 2005.
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M.D.C. HOLDINGS, INC.

     Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “The challenges experienced by the homebuilding industry during the first half of 2006 remained prevalent during the third quarter, as the operating environment in most markets became increasingly competitive in the face of continued expansion of unsold new and existing home inventories. In meeting these challenges, we have remained committed to the operating and financial disciplines that contributed to the achievement of our ‘investment grade’ financial position, with a focus on strengthening our balance sheet, generating cash flow and preserving capital for future opportunities to grow when our markets begin to return to more normal conditions.”
     Mizel continued, “We have continued to reduce the number of our lots controlled to maintain a level more consistent with our two-year supply objective. For more than a year, we have pursued modifications to pricing and terms of proposed and existing land acquisition contracts to comply with our more stringent underwriting guidelines, and we have continued to terminate contracts that do not meet these heightened standards. These actions have enabled us to reduce our lots under control by more than 25% since the beginning of the year, with less than 3% of our stockholders’ equity at risk for our 11,000 optioned lots. In addition, our investment in land declined by almost $100 million in the third quarter alone, which contributed to our generating more than $70 million in cash flow from operations during this period. As a result, we ended the quarter with $1.36 billion in available cash and borrowing capacity, up 25% from last September.”
Homebuilding Results
     Homebuilding income before taxes for the quarter and nine months ended September 30, 2006 was $82.3 million and $385.8 million, respectively, compared with $211.3 million and $559.1 million for the same periods in 2005. The income decreases in the 2006 periods were driven by reduced home closings and significant declines in home gross margins from the all-time high levels achieved during the same periods in 2005, partially offset by the impact of increased average selling prices. In addition, homebuilding income before taxes for both the quarter and nine months ended September 30, 2006 was impacted adversely by non-cash, pre-tax inventory impairment charges of $19.9 million and $20.8 million, respectively, while no impairments were realized for the comparable periods in 2005. The Company closed 2,955 homes and produced home gross margins of 22.7% in the 2006 third quarter, compared with 3,686 home closings and home gross margins of 28.8% for the comparable period in 2005. For the nine months ended September 30, 2006, the Company closed 9,529 homes and produced home gross margins of 24.4%, compared with 10,356 home closings and home gross margins of 28.6% for the nine months ended September 30, 2005. Average selling prices reached $358,200 and $354,000, respectively, for the quarter and nine months ended September 30, 2006, up $46,800 and $55,200 from the same periods in 2005.
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M.D.C. HOLDINGS, INC.

     Homebuilding commissions, marketing, general and administrative (“SG&A”) expenses were $137.0 million, or 12.9% of home sales revenue, for the 2006 third quarter, compared with $118.9 million, or 10.4% of home sales revenue, for the 2005 third quarter. For the nine months ended September 30, 2006, homebuilding SG&A expenses were $418.3 million, or 12.4% of home sales revenue, compared with $329.8 million, or 10.7% of home sales revenue, for the same period in 2005. The SG&A expenses for the three and nine months ended September 30, 2006 included project cost write-offs of $9.5 million and $23.0 million, respectively, compared with $2.5 million and $5.2 million of such costs for the same periods in 2005.
     Paris G. Reece III, MDC’s executive vice president and chief financial officer, said, “We experienced reduced home gross margins in each of our markets except Utah and Delaware Valley, with the most significant decreases occurring in Nevada and California, as has been the case in the previous 2006 quarters, as well as in Virginia, due to increased competition and extreme inventory pressures in that market. The $19.9 million in inventory impairment charges we recognized during the third quarter, which are not included in our home gross margins, primarily relate to five projects in California where we experienced a much slower than anticipated home order pace and significantly increased sales incentive requirements.”
     Reece continued, “Similar to our 2006 second quarter, we deferred $18.5 million in profits related to certain homes closed in the third quarter for which the Company’s mortgage subsidiary originated high loan-to-value loans for our homebuyers and still held the loans in inventory at the end of the quarter. However, we more than offset this deferral by recognizing $30.7 million in profits that had been deferred in the second quarter, resulting in a net increase to homebuilding profits for the 2006 third quarter of $12.2 million. This net increase in profits raised third quarter home gross margins by 90 basis points and average selling prices by $4,100.”
     Reece concluded, “Our SG&A expenses increased year-over-year in the 2006 third quarter, primarily due to higher advertising expenses and commissions to outside brokers required in response to the more competitive home selling environment in most of our markets, as well as higher model home costs. Also, write-offs of project costs, which include option deposits and other costs related to lots that we have chosen not to acquire, increased by $7.0 million from the 2005 third quarter. Nevertheless, we experienced a sequential decline in our general and administrative expenses from the 2006 second quarter of almost $10.0 million, primarily reflecting reduced employee-related costs resulting from our efforts to right-size our homebuilding operations in view of current market conditions.”
Improved Financial Services and Other Results
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M.D.C. HOLDINGS, INC.

     Income before taxes from the Company’s financial services and other segment for the quarter and nine months ended September 30, 2006 increased to $13.0 million and $35.2 million, respectively, compared with $9.6 million and $18.9 million, respectively, during the same periods in the previous year. The profit improvements primarily resulted from higher gains on sales of mortgage loans, compared with the same periods in 2005. Increased dollar volumes of mortgage loan originations and mortgage loans sold during the 2006 periods drove the higher gains. The Company achieved these increased volumes by improving its mortgage capture rate, largely as a result of expanding the mortgage loan products that it could originate directly for its customers, and increasing its average loan amounts in connection with the Company’s higher average selling prices.
Home Orders and Backlog
     MDC received orders, net of cancellations, for 2,120 homes with an estimated sales value of $678.1 million during the 2006 third quarter, compared with net orders for 3,551 homes with an estimated sales value of $1.22 billion during the same period in 2005. For the nine months ended September 30, 2006, the Company received net orders for 8,658 homes with an estimated sales value of $2.95 billion, compared with 12,929 net orders with an estimated sales value of $4.40 billion for the nine months ended September 30, 2005. The Company ended the third quarter of 2006 with a backlog of 5,661 homes, compared with a backlog of 9,078 homes at September 30, 2005. The estimated sales value of backlog at the end of the 2006 third quarter was $2.10 billion, compared with $3.29 billion at September 30, 2005.
     MDC, whose subsidiaries build homes under the name “Richmond American Homes,” is one of the top ten homebuilders in the United States, based on 2005 revenues. The Company also provides mortgage financing, primarily for MDC’s homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC, a Fortune 500 Company, is a major regional homebuilder with a significant presence in Colorado, Jacksonville, Las Vegas, Maryland, Northern California, Northern Virginia, Phoenix, Salt Lake City, Southern California and Tucson. MDC also has established operating divisions in Chicago, Philadelphia/Delaware Valley and West Florida. For more information about our Company, please visit RichmondAmerican.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding future home closings, revenue and earnings, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include,
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M.D.C. HOLDINGS, INC.

among other things, (1) general economic and business conditions, including changes in cancellation rates, net home orders, home gross margins, and land and home values; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s reports on Form 10-K/A for the year ended December 31, 2005, and Form 10-Q/A for the quarter ended June 30, 2006, which were filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
REVENUE

Home sales revenue	$1,058,408	$1,147,757	$3,372,799	$3,094,141
Land sales revenue	3,336	1,269	18,812	2,565
Other revenue	21,149	18,786	66,912	51,362

Total Revenue	1,082,893	1,167,812	3,458,523	3,148,068

COSTS AND EXPENSES

Home cost of sales	818,015	817,330	2,550,018	2,208,882
Land cost of sales	3,210	706	18,124	1,496
Inventory impairments	19,915	—	20,775	—
Marketing expenses	31,296	26,106	91,899	73,432
Commission expenses	36,390	30,736	106,627	85,262
General and administrative expenses	97,558	99,557	318,053	285,550
Related party expenses	88	51	1,891	214

Total Costs and Expenses	1,006,472	974,486	3,107,387	2,654,836

Income before income taxes	76,421	193,326	351,136	493,232
Provisions for income taxes	(27,715)	(72,336)	(130,518)	(184,988)

NET INCOME	$48,706	$120,990	$220,618	$308,244

EARNINGS PER SHARE

Basic	$1.08	$2.73	$4.91	$7.03

Diluted	$1.06	$2.62	$4.80	$6.70

WEIGHTED-AVERAGE SHARES

Basic	44,972	44,379	44,911	43,849

Diluted	45,868	46,258	45,932	46,006

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$132,844	$214,531
Restricted cash	5,082	6,742
Home sales receivables	75,120	134,270
Mortgage loans held in inventory	203,375	237,376
Inventories, net
Housing completed or under construction	1,578,696	1,320,106
Land and land under development	1,662,034	1,677,948
Property and equipment, net	45,560	49,119
Deferred income taxes	77,259	54,319
Prepaid expenses and other assets, net	176,073	165,439

Total Assets	$3,956,043	$3,859,850

LIABILITIES
Accounts payable	$200,703	$201,747
Accrued liabilities	424,436	442,409
Income taxes payable	14,821	102,656
Related party liabilities	—	8,100
Homebuilding line of credit	—	—
Mortgage line of credit	152,369	156,532
Senior notes, net	996,583	996,297

Total Liabilities	1,788,912	1,907,741

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 44,995,000 and 44,981,000 issued and outstanding, respectively, at September 30, 2006 and 44,642,000 and 44,630,000 issued and outstanding, respectively, at December 31, 2005	450	447
Additional paid-in capital	750,013	722,291
Retained earnings	1,419,886	1,232,971
Unearned restricted stock	(1,937)	(2,478)
Accumulated other comprehensive loss	(622)	(622)
Less treasury stock, at cost; 14,000 and 12,000 shares, respectively, at September 30, 2006 and December 31, 2005	(659)	(500)

Total Stockholders’ Equity	2,167,131	1,952,109

Total Liabilities and Stockholders’ Equity	$3,956,043	$3,859,850

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
REVENUE
West	$653,932	$631,171	$2,061,708	$1,734,412
Mountain	168,193	228,024	519,107	603,756
East	137,050	185,504	444,765	470,220
Other Homebuilding	105,553	105,558	374,299	293,266

Total Homebuilding	1,064,728	1,150,257	3,399,879	3,101,654
Financial Services and Other	18,105	17,318	57,969	44,955
Corporate	60	237	675	1,459

Consolidated	$1,082,893	$1,167,812	$3,458,523	$3,148,068

INCOME BEFORE TAXES
West	$53,762	$135,954	$274,642	$385,522
Mountain	9,320	19,161	25,183	49,496
East	23,911	54,467	85,691	123,009
Other Homebuilding	(4,660)	1,732	237	1,099

Total Homebuilding	82,333	211,314	385,753	559,126
Financial Services and Other	12,989	9,600	35,161	18,897
Corporate	(18,901)	(27,588)	(69,778)	(84,791)

Consolidated	$76,421	$193,326	$351,136	$493,232

	September 30,	December 31,
	2006	2005
TOTAL ASSETS
West	$2,185,038	$2,113,384
Mountain	552,551	466,362
East	395,879	368,848
Other Homebuilding	323,079	359,151

Total Homebuilding	3,456,547	3,307,745
Financial Services and Other	261,610	253,365
Corporate	237,886	298,740

Consolidated	$3,956,043	$3,859,850

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
SELECTED OPERATING DATA

General and Administrative Expenses
Homebuilding Operations	69,317	62,017	219,820	171,133
Financial Services and Other Operations	9,295	9,765	29,598	28,381
Corporate	18,946	27,775	68,635	86,036

Total	97,558	99,557	318,053	285,550

SG&A as a Percent of Home Sales Revenues
Homebuilding Operations	12.9%	10.4%	12.4%	10.7%
Corporate	1.8%	2.4%	2.1%	2.7%
Total Homebuilding and Corporate	14.7%	12.8%	14.5%	13.4%

Depreciation and Amortization	$13,028	$12,932	$41,537	$34,518

Home Gross Margins[1]	22.7%	28.8%	24.4%	28.6%

Cash Provided by (Used in) Operating Activities	$70,928	$(228,992)	$(41,343)	$(557,036)
Cash Used in Investing Activities	$(2,893)	$(6,394)	$(7,224)	$(18,118)
Cash Provided by (Used in) Financing Activities	$(26,675)	$293,799	$(33,120)	$293,965

Ending Unrestricted Cash and Available Borrowing Capacity	$1,356,532	$1,084,347	N/A	N/A

After-Tax Return on Average Capital[2]	13.1%	18.7%	N/A	N/A
After-Tax Return on Average Assets[2]	10.8%	15.4%	N/A	N/A
After-Tax Return on Average Equity[2]	20.8%	29.8%	N/A	N/A

Interest in Home Cost of Sales as a Percent of Home Sales Revenue	1.2%	0.6%	1.1%	0.7%

Corporate and Homebuilding Interest Capitalized
Interest Capitalized in Inventories at Beginning of Period	$48,569	$30,293	$41,999	$24,220
Interest Capitalized During the Period	14,150	14,615	43,993	36,540
Interest in Home and Land Cost of Sales for the Period	12,574	7,030	35,847	22,882
Interest Capitalized in Inventories at End of Period	$50,145	$37,878	$50,145	$37,878

Interest Capitalized as a Percent of Inventories	1.5%	1.3%	N/A	N/A

[1]	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing and inventory impairments) as a percent of home sales revenue.

[2]	Based on last twelve months data.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2006	2005	2005
LOTS OWNED AND CONTROLLED
Lots Owned	20,613	23,445	21,660
Lots Under Option	10,952	18,819	22,327
Homes Completed or Under Construction	6,594	6,891	9,217

LOTS OWNED BY MARKET
(excluding homes completed or under construction)
Arizona	6,958	7,385	7,229
California	3,051	3,367	2,632
Colorado	3,325	3,639	3,560
Delaware Valley	283	471	367
Florida	1,220	1,201	970
Illinois	300	430	474
Maryland	505	679	734
Nevada	3,096	4,055	3,482
Texas	69	471	569
Utah	1,132	964	881
Virginia	674	783	762

Total Company	20,613	23,445	21,660

LOTS UNDER OPTION BY MARKET
Arizona	1,283	3,650	3,830
California	1,053	2,005	3,139
Colorado	1,304	2,198	3,187
Delaware Valley	874	1,283	1,111
Florida	1,999	3,202	3,411
Illinois	47	186	186
Maryland	1,034	1,173	1,156
Nevada	627	1,400	1,639
Texas	—	80	951
Utah	272	418	568
Virginia	2,459	3,224	3,149

Total Company	10,952	18,819	22,327

Non-refundable Option Deposits
Cash	$34,034	$48,157	$50,050
Letters of Credit	16,069	23,142	25,728

Total Non-refundable Option Deposits	$50,103	$71,299	$75,778

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in Thousands)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
HOMES CLOSED (UNITS)
Arizona	716	895	2,337	2,550
California	383	475	1,252	1,238
Colorado	334	599	1,154	1,615
Delaware Valley	50	17	122	18
Florida	195	252	702	832
Illinois	46	19	119	40
Maryland	104	106	290	260
Nevada	696	616	2,109	1,851
Texas	75	214	366	616
Utah	206	239	580	640
Virginia	150	254	498	696

Total Company	2,955	3,686	9,529	10,356

AVERAGE SELLING PRICE PER HOME CLOSED
Arizona	$311.8	$221.2	$303.6	$215.0
California	520.7	510.5	542.8	509.2
Colorado	301.4	287.7	302.2	285.7
Delaware Valley	394.3	362.2	396.5	361.3
Florida	275.6	226.2	290.1	205.3
Illinois	365.6	411.7	367.7	426.5
Maryland	576.1	513.5	573.8	458.6
Nevada	317.8	307.6	320.6	298.1
Texas	164.0	162.7	167.1	159.1
Utah	321.5	226.9	293.0	219.0
Virginia	486.2	515.9	555.2	503.4
Company Average	$358.2	$311.4	$354.0	$298.8

ORDERS FOR HOMES, NET (UNITS)
Arizona	680	798	2,278	3,040
California	273	504	1,209	1,737
Colorado	196	469	938	1,727
Delaware Valley	36	56	110	156
Florida	81	238	530	917
Illinois	20	53	82	113
Maryland	70	89	320	365
Nevada	436	829	1,734	2,788
Texas	1	162	158	672
Utah	251	257	916	741
Virginia	76	96	383	673

Total Company	2,120	3,551	8,658	12,929

Estimated Value of Orders for Homes, net	$678,110	$1,223,834	$2,952,362	$4,402,203

Estimated Average Selling Price of Orders for Homes, net	$319.9	$344.6	$341.0	$340.5

Order Cancellation Rate[3]	48.5%	25.7%	40.1%	21.5%

[3]	Gross number of cancellations received divided by gross number of orders received.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in Thousands)
(Unaudited)

	September 30,	December 31,	September 30,
	2006	2005	2005
BACKLOG (UNITS)
Arizona	2,040	2,099	2,633
California	722	765	1,306
Colorado	361	577	804
Delaware Valley	169	181	161
Florida	427	599	723
Illinois	43	80	91
Maryland	281	251	330
Nevada	648	1,023	1,683
Texas	30	238	312
Utah	674	338	390
Virginia	266	381	645

Total Company	5,661	6,532	9,078

Backlog Estimated Sales Value	$2,100,000	$2,440,000	$3,290,000

Estimated Average Selling Price of Homes in Backlog	$371.0	$373.5	$362.4

ACTIVE SUBDIVISIONS
Arizona	65	54	46
California	46	34	28
Colorado	45	57	56
Delaware Valley	7	7	6
Florida	29	19	19
Illinois	7	8	8
Maryland	17	11	10
Nevada	37	43	47
Texas	2	21	24
Utah	21	18	16
Virginia	19	20	20

Total Company	295	292	280

Average for Quarter Ended	296	287	281